                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                                -----------------


                        DATE OF REPORT: November 20, 1998

                         Commission File Number: 0-22299


                               SAXTON INCORPORATED
             (Exact name of registrant as specified in its charter)

                 NEVADA                                88-0223654
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

                       5440 West Sahara Ave., Third Floor
                             Las Vegas, Nevada 89146
                                 (702) 221-1111
          (Address and telephone number of principal executive offices)

                      SAXTON INCORPORATED AND SUBSIDIARIES
                          CURRENT REPORT ON FORM 8-K/A
                                NOVEMBER 20, 1998

                                                                                Page
                                                                               Number
Item 2.         Acquisition or Disposition of Assets........................      3

Item 5.         Other Events................................................      3

Item 7.         Financial Statements and Exhibits...........................      3

SIGNATURES...................................................................    20


                               SAXTON INCORPORATED

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ITEM 5.  AMENDMENT TO FILE ACQUISITION FINANCIAL STATEMENTS

     On November 20, 1998, Saxton Incorporated (the "Company") filed a report on Form 8-K with respect to its acquisition of Diamond Key Homes, Inc., and Diamond Key Construction, LLC (collectively Diamond Key Homes) from an unaffiliated party. At the time of the filing, it was impracticable to provide the financial statements and pro forma financial information required to be filed relative to the acquisition. This current report on Form 8-K/A is being filed to amend such prior report and to include such required financial statements and pro forma financial information in accordance with Item 7. of Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     a)  Financial Statements of Business Acquired
           Independent Auditors' Report
           Combined Balance Sheets as of September 30, 1998 (unaudited) and
            December 31, 1997
           Combined Statements of Earnings for the nine months ended
            September 30, 1998 (unaudited) and the year ended December 31,1997
           Combined Statements of Shareholder's Equity for the nine months ended
            September 30, 1998 (unaudited) and the year ended December 31, 1997
           Combined Statements of Cash Flows for the nine months ended September
            30, 1998 (unaudited) and the year ended December 31, 1997
           Notes to Combined Financial Statements

     b)  Pro Forma Financial Statements
           Pro Forma Condensed Consolidated Balance Sheet as of September 30,
              1998
           Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 1998
           ProForma Condensed Consolidated Statements of Income for the year ended December 31, 1997
           Notes to Pro Forma Condensed Consolidated Financial Statements

     c)  Exhibits - not applicable.

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Diamond Key Homes, Inc. and
Diamond Key Construction, LLC:

We have audited the accompanying combined balance sheet of Diamond Key Homes, Inc. and Diamond Key Construction, LLC (collectively Diamond Key Homes) as of December 31, 1997, and the related combined statements of earnings, shareholder's equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Diamond Key Homes as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ KPMG LLP

Phoenix, Arizona
April 10, 1998, except as to the third
  paragraph of note 9, which is as of
  January 13, 1999

                             DIAMOND KEY HOMES, INC.
                             Combined Balance Sheets
                    September 30, 1998 and December 31, 1997

                                                                     SEPTEMBER 30,              DECEMBER 31,
                           ASSETS                                        1998                       1997
                                                                    ---------------           ---------------
                                                                     (unaudited)

Cash and cash equivalents..................................         $       368,335           $       133,408
Trade accounts receivable (note 7).........................                 658,564                   300,123
Real estate held for development (note 2)..................              21,463,337                21,198,548
Option deposits (note 4)...................................               1,661,674                 2,703,559
Furniture, fixtures and equipment, net of accumulated
   depreciation of $347,631 and $261,345 at September
   30, 1998 and December 31, 1997, respectively............                 148,115                   223,638
Other assets...............................................                 454,683                   319,587
Prepaid expenses...........................................                 144,579                   115,094
                                                                    ---------------           ---------------


                                                                    $    24,899,287           $    24,993,957
                                                                    ---------------           ---------------
                                                                    ---------------           ---------------

            LIABILITIES AND SHAREHOLDER'S EQUITY

Notes payable (note 2).....................................         $    13,269,937           $    15,060,302
Accounts and subcontractors payable........................               2,707,177                 2,722,923
Accrued expenses...........................................                 357,362                   328,805
Deferred revenue...........................................                       -                    39,214
Customer deposits..........................................                 381,142                   481,498
                                                                    ---------------          ----------------
         Total liabilities.................................              16,715,618                18,632,742
                                                                    ---------------          ----------------

Shareholder's equity:
   Common stock of Diamond Key Homes, Inc.; $1 par
     value; authorized 1,000,000 shares; 1,000 shares
     issued and outstanding at September 30, 1998 and
     December 31, 1997.....................................                   1,000                     1,000
   Common stock of Diamond Key Construction, LLC,
     $1 par value; authorized 1,000,000 shares; 1,000
     shares issued and outstanding at September 30, 1998
     and December 31, 1997.................................                   1,000                     1,000
   Additional paid-in capital..............................                 593,098                   593,098
   Retained earnings.......................................               7,588,571                 5,766,117
                                                                    ---------------           ---------------
         Total shareholder's equity........................               8,183,669                 6,361,215

Commitments, contingencies and subsequent events (notes
   3, 4, 5, 6, 7 and 9)....................................
                                                                    ---------------           ---------------

                                                                    $    24,899,287           $    24,993,957
                                                                    ---------------           ---------------
                                                                    ---------------           ---------------


            See accompanying notes to combined financial statements.

                             DIAMOND KEY HOMES, INC.
                        Combined Statements of Earnings
      Nine months ended September 30, 1998 and year ended December 31, 1997

                                                                      NINE MONTHS                YEAR ENDED
                                                                  ENDED SEPTEMBER 30,           DECEMBER 31,
                                                                          1998                      1997
                                                                  -------------------       -------------------
                                                                     (unaudited)

Homebuilding revenues......................................         $    35,139,360           $    49,781,798
Land sales revenues........................................               4,422,742                 4,322,035
                                                                    ---------------           ---------------
                                                                         39,562,102                54,103,833
                                                                    ---------------           ---------------

Homebuilding cost of sales.................................              31,277,312                45,709,307
Cost of land sales.........................................               3,494,849                 4,736,677
                                                                    ---------------           ---------------
                                                                         34,772,161                50,445,984
                                                                    ---------------           ---------------

         Gross margin......................................               4,789,941                 3,657,849

General and administrative expenses........................               1,960,913                 2,409,057
                                                                    ---------------           ---------------
         Operating earnings................................               2,829,028                 1,248,792
                                                                    ---------------           ---------------

Other income (expense):
   Interest income.........................................                  37,895                    32,411
   Interest expense........................................                 (12,571)                  (17,262)
   Other income (expense)..................................                 116,402                    (7,719)
                                                                    ---------------           ---------------
                                                                            141,726                     7,430
                                                                    ---------------           ---------------

         Net earnings......................................         $     2,970,754           $     1,256,222
                                                                    ---------------           ---------------
                                                                    ---------------           ---------------


            See accompanying notes to combined financial statements.

                             DIAMOND KEY HOMES, INC.
                   Combined Statements of Shareholder's Equity
      Nine months ended September 30, 1998 and year ended December 31, 1997

                                  DIAMOND           DIAMOND KEY
                                 KEY HOMES,        CONSTRUCTION,
                                    INC.                LLC             ADDITIONAL                              TOTAL
                                  COMMON              COMMON              PAID-IN           RETAINED         SHAREHOLDER'S
                                   STOCK               STOCK              CAPITAL           EARNINGS            EQUITY
                               --------------      --------------     --------------     --------------     --------------
Balances at
December 31, 1996............. $        1,000      $       1,000      $      593,098     $    5,160,774     $    5,755,872

Net earnings..................              -                  -                   -          1,256,222          1,256,222

Distributions.................              -                  -                   -           (650,879)          (650,879)
                               --------------      --------------     --------------     --------------     --------------

Balances at
December 31, 1997.............          1,000              1,000             593,098          5,766,117          6,361,215

Net earnings for the nine
months ended September 30,
1998 (unaudited)..............              -                  -                   -          2,970,754          2,970,754

Distributions (unaudited).....              -                  -                   -         (1,148,300)        (1,148,300)
                               --------------      --------------     --------------     --------------     --------------

Balances at
September 30, 1998 (unaudited)  $       1,000      $       1,000      $      593,098     $    7,588,571     $    8,183,669
                               --------------      --------------     --------------     --------------     --------------
                               --------------      --------------     --------------     --------------     --------------


            See accompanying notes to combined financial statements.

                             DIAMOND KEY HOMES, INC.
                      Combined Statements of Cash Flows
    Nine months ended September 30, 1998 and year ended December 31, 1997

                                                                      NINE MONTHS               YEAR ENDED
                                                                  ENDED SEPTEMBER 30,          DECEMBER 31,
                                                                          1998                     1997
                                                                  -------------------      -------------------
                                                                     (unaudited)
Cash flows from operating activities:
   Net earnings............................................         $     2,970,754          $     1,256,222
   Adjustments to reconcile net earnings to net cash
     provided by (used in) operating activities:
     Depreciation and amortization.........................                  84,896                   95,704
     Increase (decrease) in cash due to changes in:
       Accounts receivable.................................                (358,441)                  (1,539)
       Real estate held for development....................                (264,789)              (4,017,155)
       Option deposits.....................................               1,041,885                  379,314
       Other assets........................................                (135,096)                (241,735)
       Prepaid expenses....................................                 (29,485)                 (93,578)
       Accounts and subcontractors payable.................                 (15,746)                 514,526
       Accrued expenses....................................                  28,557                  (17,725)
       Deferred revenue....................................                 (39,214)                  39,214
       Customer deposits...................................                (100,356)                (142,980)
                                                                    ---------------          ---------------
         Net cash provided by (used in) operating activities              3,182,965               (2,229,732)
                                                                    ---------------          ---------------

Cash flows used in investing activities - purchases of
   furniture, fixtures and equipment.......................                  (9,373)                 (22,331)
                                                                    ---------------          ---------------

Cash flows from financing activities:
   Proceeds from notes payable.............................              22,692,200               54,903,496
   Repayment of notes payable..............................             (24,482,565)             (52,686,402)
   Repayment of notes payable from an affiliate............                       -                 (220,000)
   Distributions to shareholder............................              (1,148,300)                (650,879)
   Decrease in due to shareholder..........................                       -                  (42,000)
                                                                    ---------------          ---------------
         Net cash provided by (used in) financing activities             (2,938,665)               1,304,215
                                                                    ---------------          ---------------

Net increase (decrease) in cash and cash equivalents.......                 234,927                 (947,848)

Cash and cash equivalents at the beginning of the period...                 133,408                1,081,256
                                                                    ---------------          ---------------

Cash and cash equivalents at the end of the period.........         $       368,335          $       133,408
                                                                    ---------------          ---------------
                                                                    ---------------          ---------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest.....................................         $       993,666          $     1,477,779
                                                                    ---------------          ---------------
                                                                    ---------------          ---------------


            See accompanying notes to combined financial statements.

                             DIAMOND KEY HOMES, INC.
                     Notes to Combined Financial Statements
              September 30, 1998 (unaudited) and December 31, 1997


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       NATURE OF BUSINESS AND BASIS OF PRESENTATION

       The combined financial statements include the accounts of Diamond Key Homes, Inc. and Diamond Key Construction, LLC (collectively Diamond Key Homes or the Company). The financial statements have been prepared on a combined basis because of common management and ownership.

       Prior to July 1, 1994, Diamond Key Homes, Inc. conducted all phases of home building activities, including the acquisition and development of real estate, as well as the construction and sale of finished homes. Effective with the organization of Diamond Key Construction, LLC on July 1, 1994, the responsibility for all home construction was assumed by Diamond Key Construction, LLC under a contract between Diamond Key Construction, LLC and Diamond Key Homes, Inc. Diamond Key Homes, Inc. retained the acquisition, marketing and selling responsibilities. All balances and transactions between the combining entities have been eliminated.

       Historically, the Company has concentrated its market focus on a wide range of homebuyers and sales prices. Effective January 1997, management changed the Company's market strategy to focus primarily on first time and move-up homebuyers.

       The Company currently conducts home building operations solely in the Phoenix and Tucson, Arizona markets. Presently Arizona, and Phoenix in particular, enjoys a strong real estate market. The growth of this market has been enhanced by the relatively low interest rates on home mortgage loans. However, a decline in the Arizona real estate market, or increase in interest rates could have a significant impact on the Company's operating results and estimates made by management.

       REVENUE RECOGNITION

       Revenues applicable to homes sold are recognized upon the close of escrow and transfer of title. The Company requires an initial deposit with the signing of a sales contract. All deposits, unless held by a title company, are recorded as customer deposits and, upon close of escrow the appropriate amount of revenue is recognized.

       REAL ESTATE HELD FOR DEVELOPMENT

       Real estate held for development includes land held for development, partially improved land, homes on finished lots in various stages of completion and model home inventory. These assets include direct construction costs for homes and common costs. Common costs include land development costs, unrecoverable model costs and development period interest, all of which are capitalized. The capitalized costs are allocated, on a subdivision basis, to residential lots based on a method which approximates the relative sales value method. Cost of sales includes the direct construction costs of the home and an allocation of common costs, and other direct marketing expenses.

       During the nine months ended September 30, 1998 and the year ended December 31, 1997, the Company incurred interest costs, including points, of $993,666 (unaudited) and $1,477,779, respectively, of which $981,095 (unaudited) and $1,460,517, respectively, was capitalized. At September 30, 1998 and December 31, 1997, $353,798 (unaudited) and $31 0,580, respectively, of interest costs remained capitalized and is included in real estate held for development in the accompanying combined balance sheets.

                             DIAMOND KEY HOMES, INC.
                Notes to Combined Financial Statements, continued

       Included in real estate under development were the following amounts:

                                              SEPTEMBER 30,              DECEMBER 31,
                                                  1998                      1997
                                             ---------------           ---------------
                                              (unaudited)
       Construction in progress              $    10,371,724           $    11,532,265
       Model home inventory                        1,876,360                 1,178,958
       Land held for development                   9,215,253                 8,122,009
       Land held for sale                                  -                   365,316
                                             ---------------           ---------------

                                             $    21,463,337           $    21,198,548
                                             ---------------           ---------------
                                             ---------------           ---------------

       FURNITURE, FIXTURES AND EQUIPMENT

       Furniture, fixtures and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

       INCOME TAXES

       Diamond Key Homes, Inc. is an S corporation and Diamond Key Construction, LLC is a limited liability company, both of which are treated as pass-through entities for federal and state income tax reporting purposes. As such, the liability for corporate income tax arising from the transactions of the respective companies is the responsibility of the shareholder. Therefore, no provision for income taxes has been made in the accompanying combined financial statements.

       CASH AND CASH EQUIVALENTS

       The Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents.

       USE OF ESTIMATES

       Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

       The Company reviews long-lived assets, such as real estate held for development, and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       UNAUDITED INTERIM COMBINED FINANCIAL STATEMENTS

       The combined financial statements as of and for the nine months ended September 30, 1998 are unaudited. In the opinion of management, such financial statements reflect all adjustments recurring for a fair presentation of the results of the respective interim periods. All such adjustments are of a normal recurring nature.

(2)    NOTES PAYABLE

       Notes payable consist of the following:

                             DIAMOND KEY HOMES, INC.
                Notes to Combined Financial Statements, continued

                                                                     SEPTEMBER 30,              DECEMBER 31,
                                                                         1998                      1997
                                                                    ---------------           ---------------
                                                                      (unaudited)
       Construction notes payable to various banks, annual
         interest at prime (8.46% (unaudited) and 8.50% at
         September 30, 1998 and December 31, 1997, respectively)
         plus 0.75% to 1.00%, interest payable monthly, various
         maturities in 1999, secured by homes under
         construction......................................         $    13,269,937           $    13,744,745

       Notes payable to bank, at fixed interest rates
         ranging from 8.63% to 9.00% at December 31, 1997,
         principal and interest payable monthly until
         maturity in 2025, secured by model homes..........                       -                   200,715

       Notes payable to individuals, at stated interest
         rates ranging from 26.41% to 26.83% at December
         31, 1997 and fixed dollar returns which approximate
         these rates, interest payable monthly, various
         maturities through 1998, partially secured by
         certain real estate held for development..........                       -                 1,114,842
                                                                    ---------------           ---------------

                                                                    $    13,269,937           $    15,060,302
                                                                    ---------------           ---------------
                                                                    ---------------           ---------------

       The anticipated aggregate principal payment requirements on the notes payable are as follows:

                 YEARS ENDING DECEMBER 31,
                 -------------------------
                            1998                         $     14,865,572
                            1999                                    6,521
                            2000                                    7,105
                            2001                                    7,740
                            2002                                    8,433
                         Thereafter                               164,931
                                                         ----------------
                                                         $     15,060,302
                                                         ----------------
                                                         ----------------


       The anticipated aggregate principal payment requirements on the notes payable at September 30, 1998 are as follows (unaudited):

                 YEARS ENDING DECEMBER 31,
                 -------------------------

                            1999                         $     13,269,937
                            2000                                        -
                            2001                                        -
                            2002                                        -
                            2003                                        -
                         Thereafter                                     -
                                                         ----------------
                                                         $     13,269,937
                                                         ----------------
                                                         ----------------

       As of December 31, 1997, the Company was in violation of one lender required covenant which constituted an event of default under the loan agreement. The lender waived this event of default through a letter dated April 6, 1998. In 1998, the Company became compliant with this covenant.

                             DIAMOND KEY HOMES, INC.
                Notes to Combined Financial Statements, continued

(3)    LEASES

       The Company leases office space and various office equipment under non-cancelable operating leases through August 2000. The Company also leases model homes under month-to-month and other operating leases. Total revenues recorded as a result of the sale-leaseback transactions for the nine months ended September 30, 1998 and during the year ended December 31, 1997 was approximately $0 (unaudited) and $3,700,000, respectively, of which at September 30, 1998 and December 31, 1997, $0 (unaudited) and $39,214, respectively, are included in deferred revenue in the accompanying combined balance sheets. At September 30, 1998 and December 31, 1997, the Company had 10 (unaudited) and 22 model homes, respectively, under such leases. At December 31, 1997, the scheduled minimum rental payments due under operating leases were as follows:

                 1998                                           $        195,137
                 1999                                                     24,864
                 2000                                                      6,655
                                                                ----------------

                 Total minimum lease payments                   $        226,656
                                                                ----------------
                                                                ----------------

       At September 30, 1998, the scheduled minimum rental payments due under operating leases were as follows (unaudited):

                 1999                                           $         35,606
                 2000                                                          -
                 2001                                                          -
                 2002                                                          -
                 2003                                                          -
                                                                ----------------

                 Total minimum lease payments                   $         35,606
                                                                ----------------
                                                                ----------------

       Total rent expense for all operating leases for the nine months ended September 30, 1998 and the year ended December 31, 1997 was $459,076 and $486,397, (unaudited) respectively.

(4)    OPTION DEPOSITS

       The Company has option deposits on five subdivisions in which it is currently selling , as well as refundable and non-refundable option deposits on five subdivisions which are under development or consideration for purchase at December 31, 1997. Under the terms of the related rolling option agreements, if the Company fails to exercise its option to acquire all of the lots included in the option, the deposit may be forfeited. In general, the option deposits are applied to the final lots acquired under the option agreements. At September 30, 1998, the Company has option deposits on four (unaudited) subdivisions in which it is currently selling.

(5)    RETIREMENT PLAN

       The Company sponsors a 401(k) retirement plan (the "Plan") covering all eligible employees as defined in the Plan document. Matching employer contributions to the Plan are discretionary. In 1997, the Company elected to match 25% of the first 10% of each employee's contribution. The Company's contributions for 1997 totaled $12,270. During the nine months ended September 30, 1998, the Company elected to match 25% of the first 10% of each employee's contribution. The Company's contributions for the nine months ended September 30, 1998 totaled $3,856 (unaudited).

(6)    CONTINGENCIES

       The Company is subject to legal proceedings and claims which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially

                           DIAMOND  KEY HOMES, INC.
               Notes to Combined Financial Statements, continued

       affect the financial position, operations or liquidity of the Company.

       The Company has developed a plan to deal with the Year 2000 problem, and plans to begin converting its computer systems to be Year 2000 compliant in 1999. The Plan provides for conversion efforts to be completed by the end of 1999. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The Company does not believe expenditures to be Year 2000 compliant will be material, and is expensing all costs associated with these systems changes as the costs are incurred.

(7)    RELATED PARTY TRANSACTIONS

       During 1996, the Company borrowed $220,000 from an affiliate. The entire principal amount, along with interest at 10%, was repaid during 1997.

       In 1997 and during the nine months ended September 30, 1998, the Company received monthly fees from an affiliate for management and accounting services. Total fees received from this affiliate equaled $27,000 (unaudited) and $19,684 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

       The Company is reimbursed from a related party for its share of office space used. Total rent expense related to this space was $27,859 (unaudited) and $24,680 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

       Additionally, the Company is reimbursed from a related party for the payment of certain operating expenses. Total amounts received from this affiliate were $3,064 (unaudited) and $27,268 for the nine months ended September 30, 1998 and the year ended December 31, 1997, respectively.

       Included in accounts receivable in the accompanying combined balance sheets at September 30, 1998 and December 31, 1997, were $7,148 (unaudited) and $7,813, respectively, due from a related party.

       The Company is currently constructing a residence for the shareholder of the Company that will be sold to the shareholder at cost upon completion. The balance in real estate under development in the accompanying combined balance sheets related to this residence under construction was $385,000 (unaudited) and $321,592 as of September 31, 1998 and December 31, 1997, respectively.

(8)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS" requires that the Company disclose estimated fair values for its financial instruments. This statement defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The following comments apply to the Company's financial instruments.

       CASH AND CASH EQUIVALENTS

       The carrying amount is assumed to be the fair value because of the liquidity of these instruments.

       TRADE ACCOUNTS RECEIVABLES, ACCOUNTS AND SUBCONTRACTORS PAYABLE, AND ACCRUED EXPENSES

       The carrying amount approximates fair value because of the short maturity of these instruments.

       NOTES PAYABLE

       The fair value of the Company's notes payable approximate the terms at which they could be replaced. Therefore, the fair value approximates the carrying value of these financial instruments.

                             DIAMOND KEY HOMES, INC.
                Notes to Combined Financial Statements, continued

(9)    SUBSEQUENT EVENTS

       In January 1998, the Company sold the majority of its remaining interest in the Neely Ranch subdivisions. The sale included 30 developed and 66 undeveloped lots and the assignment of the Company's option to purchase an additional 88 undeveloped lots. Sales and cost of sales amounted to approximately $2,719,000 and $2,021,000, respectively.

       In January 1998, $826,000 was distributed to the shareholder of the Company.

       The Company entered into a purchase agreement with Saxton Incorporated (Saxton) which closed on November 13, 1998. Under the terms of that agreement the purchase price is 150% of the Company's net book equity at November 6, 1998, plus $2.0 million, payable 50% in cash and 50% in Saxton Common Stock, on November 7, 1999.

(10)   SUBSEQUENT EVENTS AFTER SEPTEMBER 30, 1998 (UNAUDITED)

       In October and November 1998, a total of $1,148,300 was distributed to the shareholder of the Company.

       The Company entered into a purchase agreement with Saxton Incorporated which closed on November 13, 1998. Under the terms of that agreement the purchase price is 150% of the Company's net book equity at November 6, 1998 plus $2.0 million, payable 50% in cash and 50% in Saxton common stock, on November 7, 1999.

                        PRO FORMA CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS (UNAUDITED) OF
           SAXTON INCORPORATED AND SUBSIDIARIES AND ACQUIRED BUSINESS


     The following pro forma condensed consolidated balance sheet as of September 30, 1998 and the pro forma condensed consolidated statements of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 give effect to the acquisition of Diamond Key Homes, Inc. and Diamond Key Construction LLC ("Diamond Key"). The transaction is reflected as of September 30, 1998 for the pro forma condensed consolidated balance sheet and as of January 1, 1997 for the pro forma condensed consolidated statements of operations. The pro forma information is based on the respective historical financial statements of Saxton Incorporated and subsidiaries ("Saxton") and Diamond Key giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the pro forma condensed consolidated financial statements.

     The pro forma condensed consolidated financial statements have been prepared by the management of Saxton based upon the unaudited financial statements of Saxton and Diamond Key as of September 30, 1998 and the nine months then ended, and the audited financial statements of Saxton and Diamond Key for the year ended December 31, 1997. Management of Saxton does not believe that the pro forma condensed consolidated financial statements are indicative of the results that actually would have occurred if the combinations had been in effect on the dates indicated or which may be obtained in the future. The pro forma condensed consolidated financial statements should be read in conjunction with the financial statements and notes of Saxton and Diamond Key.

                      SAXTON INCORPORATED AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               SEPTEMBER 30, 1998
                                   (unaudited)
               (in thousands, except share and per share amounts)

                                                                  Saxton        Diamond
                                                                Historical        Key          Pro Forma
                                                               Consolidated      Homes        Adjustments    Notes    Pro Forma (A)
                                                               ------------   ------------   ------------   -------   ------------
                         ASSETS
Real estate properties:
  Operating properties, net of accumulated depreciation. . .   $     27,513   $          -   $          -             $     27,513
  Properties under development . . . . . . . . . . . . . . .         47,955         12,398              -                   60,353
  Land held for future development or sale . . . . . . . . .          1,860          9,365              -                   11,225
                                                               ------------   ------------   ------------             ------------
       Total real estate properties. . . . . . . . . . . . .         77,328         21,763              -                   99,091

Cash and cash equivalents. . . . . . . . . . . . . . . . . .          1,399            368              -                    1,767
Due from Tax Credit Partnerships . . . . . . . . . . . . . .         35,774              -              -                   35,774
Construction contracts receivable, net of allowance
for doubtful accounts. . . . . . . . . . . . . . . . . . . .          3,642              -              -                    3,642
Costs and estimated earnings in excess of billings on
  uncompleted contracts. . . . . . . . . . . . . . . . . . .          2,095              -              -                    2,095
Notes receivable . . . . . . . . . . . . . . . . . . . . . .          1,162              -              -                    1,162
Investments in joint ventures. . . . . . . . . . . . . . . .          3,585              -              -                    3,585
Due from related parties . . . . . . . . . . . . . . . . . .            104              -              -                      104
Goodwill of acquired business. . . . . . . . . . . . . . . .              -              -          5,142   (A) (B)          5,142
Prepaid expenses and other assets. . . . . . . . . . . . . .          9,014          2,968           (300)  (A) (C)         11,682
                                                               ------------   ------------   ------------             ------------
       Total assets. . . . . . . . . . . . . . . . . . . . .   $    134,103      $  25,099       $  4,842               $  164,044
                                                               ------------   ------------   ------------             ------------
                                                               ------------   ------------   ------------             ------------

           LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses. . . . . . . . . . .   $     17,585       $  3,164         $    -                $  20,749
  Tenant deposits and other liabilities. . . . . . . . . . .          6,771            381            250     (D)            7,402
  Billings in excess of costs and estimated earnings on
     uncompleted contracts . . . . . . . . . . . . . . . . .          1,333              -              -                    1,333
  Notes payable. . . . . . . . . . . . . . . . . . . . . . .         70,577         13,270          3,376     (G)           87,223
  Notes payable to related parties . . . . . . . . . . . . .          2,430              -          9,500   (G) (H)         11,930
  Capital lease obligations. . . . . . . . . . . . . . . . .          1,072              -              -                    1,072
                                                               ------------   ------------   ------------             ------------
       Total liabilities . . . . . . . . . . . . . . . . . .         99,768         16,815         13,126                  129,709
                                                               ------------   ------------   ------------             ------------

Stockholders' equity:
  Common stock . . . . . . . . . . . . . . . . . . . . . . .              8              2             (2)    (A)                8
  Preferred stock. . . . . . . . . . . . . . . . . . . . . .              -              -              -                        -
  Additional paid-in capital . . . . . . . . . . . . . . . .         21,008            693           (693)    (A)           21,008
  Retained earnings. . . . . . . . . . . . . . . . . . . . .         13,319          7,589         (7,589)    (A)           13,319
                                                               ------------   ------------   ------------             ------------
       Total stockholders' equity. . . . . . . . . . . . . .         34,335          8,284         (8,284)                  34,335

Commitments and contingencies. . . . . . . . . . . . . . . .
                                                               ------------   ------------   ------------             ------------

       Total liabilities and stockholders' equity. . . . . .   $    134,103   $     25,099   $      4,842             $    164,044
                                                               ------------   ------------   ------------             ------------
                                                               ------------   ------------   ------------             ------------

See notes to pro forma condensed consolidated financial statements.

                      SAXTON INCORPORATED AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (unaudited)
               (in thousands, except share and per share amounts)

                                                                  Saxton         Diamond
                                                                Historical         Key        Pro Forma
                                                               Consolidated       Homes      Adjustments     Notes    Pro Forma (A)
                                                               ------------   ------------   ------------   -------   ------------
REVENUE:
  Construction revenue, including Tax Credit Partnership
     construction revenue of $25,389 . . . . . . . . . . . .   $     30,909   $          -   $          -             $     30,909
  Sales of homes . . . . . . . . . . . . . . . . . . . . . .         15,070         35,139              -                   50,209
  Sales of commercial properties and land. . . . . . . . . .          3,819          4,423              -                    8,242
  Rental revenue . . . . . . . . . . . . . . . . . . . . . .          2,569              -              -                    2,569
  Other revenue. . . . . . . . . . . . . . . . . . . . . . .          1,209              -              -                    1,209
                                                               ------------   ------------   ------------             ------------
       Total  revenue. . . . . . . . . . . . . . . . . . . .         53,576         39,562              -                   93,138
                                                               ------------   ------------   ------------             ------------

COST OF REVENUE:
  Cost of construction, including Tax Credit Partnership
     cost of construction of $18,785 . . . . . . . . . . . .         24,236              -              -                   24,236
  Cost of homes sold . . . . . . . . . . . . . . . . . . . .         12,805         31,277              -                   44,082
  Cost of commercial properties sold and land. . . . . . . .          3,500          3,495              -                    6,995
  Rental operating cost. . . . . . . . . . . . . . . . . . .            622              -              -                      622
                                                               ------------   ------------   ------------             ------------
       Total cost of revenue . . . . . . . . . . . . . . . .         41,163         34,772              -                   75,935
                                                               ------------   ------------   ------------             ------------

Gross profit . . . . . . . . . . . . . . . . . . . . . . . .         12,413          4,790              -                   17,203
                                                               ------------   ------------   ------------             ------------
General and administrative expenses. . . . . . . . . . . . .          3,600          1,876              -                    5,476
Depreciation and amortization. . . . . . . . . . . . . . . .          1,197             85            379     (E)            1,661
                                                               ------------   ------------   ------------             ------------
       Operating income. . . . . . . . . . . . . . . . . . .          7,616          2,829           (379)                  10,066
                                                               ------------   ------------   ------------             ------------

OTHER INCOME (EXPENSE):
  Interest expense, net of interest income . . . . . . . . .         (1,347)            25           (956)    (I)           (2,278)
  Joint venture loss . . . . . . . . . . . . . . . . . . . .            (16)             -              -                      (16)
  Other income . . . . . . . . . . . . . . . . . . . . . . .              -            117              -                      117
                                                               ------------   ------------   ------------             ------------
     Total other income (expense). . . . . . . . . . . . . .         (1,363)           142           (956)                  (2,177)
                                                               ------------   ------------   ------------             ------------
     Income before provision for income taxes. . . . . . . .          6,253          2,971         (1,335)                   7,889
  Provision for income taxes . . . . . . . . . . . . . . . .          1,900              -            497     (F)            2,397
                                                               ------------   ------------   ------------             ------------
     Net income. . . . . . . . . . . . . . . . . . . . . . .   $      4,353   $      2,971   $     (1,832)            $      5,492
                                                               ------------   ------------   ------------             ------------
                                                               ------------   ------------   ------------             ------------

EARNINGS PER COMMON SHARE:
BASIC:
Net income . . . . . . . . . . . . . . . . . . . . . . . . .   $       0.57                                           $       0.72
                                                               ------------                                           ------------
                                                               ------------                                           ------------
Weighted-average number of common shares outstanding . . . .      7,649,187                                              7,649,187
                                                               ------------                                           ------------
                                                               ------------                                           ------------

DILUTED:
Net income . . . . . . . . . . . . . . . . . . . . . . . . .   $       0.57                                           $       0.72
                                                               ------------                                           ------------
                                                               ------------                                           ------------
Weighted-average number of common shares outstanding
  assuming dilution. . . . . . . . . . . . . . . . . . . . .      7,655,978                                              7,655,978
                                                               ------------                                           ------------
                                                               ------------                                           ------------

See notes to pro forma condensed consolidated financial statements.

                      SAXTON INCORPORATED AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                                   (unaudited)
               (in thousands, except share and per share amounts)

                                                                  Saxton         Diamond
                                                                Historical         Key        Pro Forma
                                                               Consolidated       Homes      Adjustments     Notes    Pro Forma (A)
                                                               ------------   ------------   ------------   -------   ------------
REVENUE:
  Construction revenue, including Tax Credit Partnership
     construction revenue of $21,526 . . . . . . . . . . . .   $     31,707   $          -   $          -             $     31,707
  Sales of homes . . . . . . . . . . . . . . . . . . . . . .         11,058         49,782              -                   60,840
  Sales of commercial properties and land. . . . . . . . . .         11,540          4,322              -                   15,862
  Rental revenue . . . . . . . . . . . . . . . . . . . . . .          3,583              -              -                    3,583
  Other revenue. . . . . . . . . . . . . . . . . . . . . . .          1,508              -              -                    1,508
                                                               ------------   ------------   ------------             ------------
       Total  revenue. . . . . . . . . . . . . . . . . . . .         59,396         54,104              -                  113,500
                                                               ------------   ------------   ------------             ------------

COST OF REVENUE:
  Cost of construction, including Tax Credit Partnership
  cost of construction of $17,315. . . . . . . . . . . . . .         26,981              -              -                   26,981
  Cost of homes sold . . . . . . . . . . . . . . . . . . . .         10,139         45,709              -                   55,848
  Cost of commercial properties sold and land. . . . . . . .          7,127          4,737              -                   11,864
  Rental operating cost. . . . . . . . . . . . . . . . . . .            724              -              -                      724
                                                               ------------   ------------   ------------             ------------
  Total cost of revenue. . . . . . . . . . . . . . . . . . .         44,971         50,446              -                   95,417
                                                               ------------   ------------   ------------             ------------

Gross profit . . . . . . . . . . . . . . . . . . . . . . . .         14,425          3,658              -                   18,083
                                                               ------------   ------------   ------------             ------------
General and administrative expenses. . . . . . . . . . . . .          2,746          2,324                                   5,070
Depreciation and amortization. . . . . . . . . . . . . . . .          1,393             85            505     (E)            1,983
                                                               ------------   ------------   ------------             ------------
  Operating income . . . . . . . . . . . . . . . . . . . . .         10,286          1,249           (505)                  11,030
                                                               ------------   ------------   ------------

OTHER INCOME (EXPENSE):
  Interest expense, net of interest income . . . . . . . . .         (2,101)            15         (1,275)    (I)           (3,361)
  Joint venture earnings . . . . . . . . . . . . . . . . . .             16              -              -                       16
  Other expenses . . . . . . . . . . . . . . . . . . . . . .              -             (8)             -                       (8)
                                                               ------------   ------------   ------------             ------------
  Total other income (expense) . . . . . . . . . . . . . . .         (2,085)             7         (1,275)                  (3,353)
                                                               ------------   ------------   ------------             ------------
  Income before provision for income taxes . . . . . . . . .          8,201          1,256         (1,780)                   7,677
  Provision for income taxes . . . . . . . . . . . . . . . .          2,350              -           (150)     (F)           2,200
                                                               ------------   ------------   ------------             ------------
  Net income . . . . . . . . . . . . . . . . . . . . . . . .   $      5,851   $      1,256   $     (1,630)            $      5,477
                                                               ------------   ------------   ------------             ------------
                                                               ------------   ------------   ------------             ------------

EARNINGS PER COMMON SHARE:
BASIC:
Net income . . . . . . . . . . . . . . . . . . . . . . . . .   $       0.92                                           $       0.86
                                                               ------------                                           ------------
                                                               ------------                                           ------------
Weighted-average number of common shares outstanding . . . .      6,341,879                                              6,341,879
                                                               ------------                                           ------------
                                                               ------------                                           ------------

DILUTED:
Net income . . . . . . . . . . . . . . . . . . . . . . . . .   $       0.92                                           $       0.86
                                                               ------------                                           ------------
                                                               ------------                                           ------------
Weighted-average number of common shares outstanding
  assuming dilution. . . . . . . . . . . . . . . . . . . . .      6,363,219                                              6,363,219
                                                               ------------                                           ------------
                                                               ------------                                           ------------

See notes to pro forma condensed consolidated financial statements.

                      SAXTON INCORPORATED AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



(A) The pro forma information includes the results of Saxton Inc. ("Saxton") and Diamond Key Homes Inc. and Diamond Key Construction LLC ("Diamond Key") combined, with historical results, the effects of purchase accounting allocations, eliminations and adjustments to goodwill reflecting these changes under the purchase accounting method. The pro forma combined balance sheet as of September 30, 1998 includes the estimated fair value of assets acquired and liabilities assumed in connection with the acquisition of Diamond Key. The excess of the purchase price over the fair value of all net assets acquired was approximately $5.1 million and is being amortized over 15 years.

(B)  Goodwill related to the acquisition of Diamond Key.

(C)  Deferred acquisition costs.

(D) Estimate of additional purchase price pursuant to terms of the acquisition.

(E)  Amortization of goodwill related to the acquisition.

(F) Change in estimated consolidated income taxes based on expected effective income tax rate after the acquisition.

(G)  Financing of the purchase price of Diamond Key.

(H) On November 7, 1999, one year from the closing of the acquisition, $2.0 million, payable 50% in cash and 50% in Saxton common stock, of the purchase price is payable to the former stockholder of Diamond Key, in conjunction with the acquisition.

(I) Interest expense related to the financing of the purchase price of Diamond Key.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     SAXTON INCORPORATED

January 27, 1998                By:  /s/ Kirk Scherer
                                    ----------------------------------------
                                     Kirk Scherer
                                     Executive Vice-President and
                                     Chief Financial Officer
                                     (Principal Financial Officer)

                                By:  /s/ Melody J. Sullivan
                                    ----------------------------------------
                                     Melody J. Sullivan
                                     Vice-President and Chief Accounting Officer
                                     (Principal Accounting Officer)